English Translation

79743

Deed Roll no. 441/2007

Before me,

Marlies Lehmann,

Notary Public at Hettstedt,

have appeared at my office at 06333 Hettstedt, Hadebornstr. 8/10, today, the twenty-eighth day of June two thousand and seven,

28 June 2007,

1)	Ms. Kathrin Weiser,

born on 30 November 1970,

office address: 06333 Hettstedt, Hadebornstr. 8/10,

who declared to be acting not in her own name but rather as agent without authority for the company

GSA Grundstücksfonds Sachsen-Anhalt GmbH,

Kantstrasse 5 at 39104 Magdeburg,

•	hereinafter referred to as "Offerer" and "Vendor" -

subject to the required declaration of approval to be submitted to the officiating Notary Public in a form acceptable to the Land Registry, which declaration shall be deemed received by and effective for the contracting parties upon receipt by the Notary Public;

2)	a) Mr. Jürgen Erich Eger,

born on 21 May 1958,

residing at 68526 Ladenburg, Adam-Herdt-Str. 2

b) Mr. Harald Werner Springer,

born on 8 April 1953,

residing at 06526 Sangerhausen,

Am Rosengarten 34

- jointly acting as managing directors of the company

MAW Mansfelder Aluminiumwerk GmbH,

Lichtlöcherberg 40 at 06333 Hettstedt

•	hereinafter referred to as "Offeree" and "Purchaser" -

Following an inspection today of the electronic Commercial Register at Stendal Local Court under HRB 215674, I, the Notary

English Translation

Public, hereby confirm that Mr. Jürgen Erich Eger and Mr. Harald Werner Springer are entitled to jointly represent MAW Mansfelder Aluminiumwerk GmbH with registered seat at Hettstedt.

The Persons Appearing are personally known to me, the Notary Public. They declared for my record as follows:

Preliminary observations:

By deed of Notary Public Peter Krolopp of Magdeburg (deed roll no. 1032/2004) dated 26 October 2004 in conjunction with the first amendment dated 15 March 2007 (Deed roll no. 777/2007) of Notary Public Wolfgang Gründer of Magdeburg) the Vendor offered for sale to the Purchaser the subject property more closely described in clause 1 of the above deed (land and machinery). This offer is to be modified by common consent. To avoid misunderstandings, the modified clause of the above offer is fully reflected below:

1.	In respect of clause A. (offer for the conclusion of a contract for the purchase of land, machinery and plant), the following modifications are hereby agreed:

1.01	Sub-para. 1.02 (commitment period, acceptance) is modified to read as follows:

The Offerer shall be irrevocably committed to this offer until and including 31 December 2010. The Offeree may accept the offer only up to that date. A pertinent contract shall come into existence upon the Offeree declaring acceptance within the above period within a notarial deed with the proviso that receipt of the deed of acceptance by the Offerer shall be irrelevant.

The Offerer hereby authorises the Offeree, while exempting it from the restrictive provisions of Section 181 BGB (German Civil Code), to declare and/or re-state on its behalf, following acceptance of the offer, conveyance and to make all such declarations as are required for or conducive to the performance of the contract. In this context, the principles of part B regarding liability for the submission of records (Vorlagehaftung) shall be observed.

The Notary Public recording conveyance shall be instructed to submit to the Land Registry the deed containing conveyance only in compliance with the provisions of part B of the purchase contract, i.e. sub-para, 10.02 captioned "Substance of the purchase contract".

This authority shall lapse upon expiry of 31 December 2010.

English Translation

The other provisions of the offer of sale (deed roll no. 1032/2004 of Notary Public Peter Krolopp of Magdeburg) dated 26 October 2004 in conjunction with the first amendment of 15 March 2007 (deed roll no. 777/2007 of Notary Public Wolfgang Gründer of Magdeburg) shall remain unaffected by this change.

The cost associated with this amendment extending the commitment period of the offer for the conclusion of a contract for the purchase of land, machinery and plant shall be borne by the Offeree.

In all other respects, the provisions on costs of the offer of 26 October 2004 (deed roll no. 1032/2004 of Notary Krolopp of Magdeburg) in conjunction with the first amendment dated 15 March 2007 (deed roll no. 777/2007 of Notary Public Wolfgang Gründer of Magdeburg) shall continue to be applicable without change.

This record has been read out to the Persons Appearing by the Notary Public and has been approved and personally signed by them as follows:

(Three illegible signatures)

English Translation

Declaration of approval

In the notarial proceeding of 28 June 2007 (deed roll no. 441/2007 of Notary Public Marlies Lehmann), Ms. Kathrin Weiser, born on 30 November 1970, business address: Hadebornstrasse 8/10 at 06333 Hettstedt, declared for us an amendment to the offer of purchase of 26 October 2004 (deed roll no. 1032/2004 of Notary Public Krolopp of Magdeburg) in conjunction with the first amendment of 15 March 2007 (deed roll no. 777/2007 of Notary Public Gründer of Magdeburg).

We hereby approve the declarations made by her on our behalf and we authorise the officiating Notary Public to communicate this approval to the persons involved.

Value: EUR 284,400.00

Magdeburg, 17 July 2007	GSA Grundstücksfonds

Sachsen-Anhalt GmbH

Illegible signature)

Deed roll no. 1835/2007

I hereby attest the above signature affixed before me by

Mr. Klaus Dieter Thelse,

born in Lübeck on 10 August 1956,

39116 Magdeburg, Bebelstrasse 17,

personally known.

At the same time, I confirm on the basis of my inspection, on 16 July 2007, of the electronic Commercial Register of Stendal Local Court that GSA Grundstücksfonds Sachsen-Anhalt GmbH is entered in the Commercial Register of Stendal Local Court under HR B no. 108973 and that Mr. Klaus Dieter Thelse is managing director having sole power of representation. He is authorised to enter into legal transactions on the company's behalf with himself in his own name or as representative of a third party.

Magdeburg, 17 July 2007

(Signature; illegible)

Notary Public

(Round stamp with coat of arms): Wolfgang Gründer - Notary Public in Magdeburg

The above official copy, which accords with the original, is hereby issued to

English Translation

MAW Mansfelder Aluminiumwerk GmbH

Lichtlöcherberg 40

06333 Hettstedt.

Hettstedt, 23 July 2007

(Signature; illegible)

Lehmann

Notary Public